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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 7, 2003, in the Registration Statement (Form S-1 No. 33-xxxxx) and related Prospectus of Standard Parking Corporation for the registration of xx,xxx,xxx shares of its common stock.

/s/ Ernst & Young LLP
Chicago, Illinois
February 10, 2004